Exhibit 4.4
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL SECURITIES LAWS.
THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS PROVIDED IN THE AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AS OF DECEMBER 30, 2003, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND THE PERSONS NAMED THEREIN. A COPY OF SUCH AGREEMENT WILL BE PROVIDED AT NO COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

Date of Issuance	Void after
___________, 2007	January ___, 2017
BIOTROVE, INC.
WARRANT TO PURCHASE SHARES OF CAPITAL STOCK
     For the mutual promises and other consideration contemplated by the Note and Warrant Subscription Agreement (the “Subscription Agreement”) dated as of January 22, 2007, the receipt and sufficiency of which are hereby acknowledged, this Warrant is issued to                      or its registered assigns (the “Holder”) by BioTrove, Inc., a Delaware corporation (the “Company”). Capitalized terms not defined herein shall have the meaning set forth in the Subscription Agreement.
          1. Purchase of Shares.
               (i) Number of Shares Issuable. Subject to the terms and conditions set forth herein and set forth in the Subscription Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company fully paid and nonassessable Warrant Shares (as adjusted pursuant to Section 6 hereof).
               (ii) Exercise Price. The purchase price for the Warrant Shares issuable pursuant to this Section 1 shall be equal to the Warrant Exercise Price defined in Section 1 of the Subscription Agreement. The Warrant Shares and Warrant Exercise Price shall be subject to adjustment pursuant to Section 6 hereof.
          2. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date on which the Notes are converted pursuant to Section 2.2 of the Subscription Agreement and ending on January ___, 2017 (the “Exercise Period”).
          3. Method of Exercise.
               (i) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:
                         the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and
                         the payment to the Company of an amount equal to the aggregate Warrant Exercise Price for the number of Warrant Shares being purchased.
               (ii) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificates for the Warrant Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.
               (iii) As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within twenty (20) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
                         a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such Warrant Shares called for on the face of this Warrant minus the number of Warrant Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.
          4. Cashless Exercise. If an effective registration statement with the Securities and Exchange Commission is not available for the resale of all of the Warrant Shares issuable hereunder at the time of the notice of exercise, then, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Cashless Exercise”). In the event of such a Cashless Exercise, the Company shall issue to such Holder a number of Warrant Shares computed using the following formula:

X =	Y (A - B) A

Where

X	=	The number of Warrant Shares to be issued to the Holder.

Y	=	The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A	=	The fair market value of one (1) Warrant Share (at the date of such calculation).

B	=	The Warrant Exercise Price (as adjusted to the date of such calculations).
          For purposes of this Section 4, the fair market value of a Warrant Share shall mean the average of the closing price of the Warrant Shares quoted in the over-the-counter market in which the Warrant Shares are traded or the closing price quoted on any exchange or electronic securities market on which the Warrant Shares are listed, whichever is applicable, as published in The Wall Street Journal for the thirty (30) trading days prior to the date of determination of fair market value (or such shorter period of time during which such Warrant Shares were traded over-the-counter or on such exchange). In the event that this Warrant is exercised pursuant to this Section 4 in connection with the Company’s initial public offering of its Common Stock, the fair market value per Warrant Share shall be the per share offering price to the public specified in the final prospectus with respect to the Company’s initial public offering. If the Warrant Shares are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be the price per Warrant Share that the Company could obtain from a willing buyer for Warrant Shares sold by the Company from authorized but unissued Warrant Shares, as such prices shall be determined in good faith by the Company’s board of directors.
          5. Covenants of the Company.
               (i) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a stock dividend) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
               (ii) Covenants as to Warrant Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its capital stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of capital stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of capital stock to such number of shares as shall be sufficient for such purposes.
               (iii) No Impairment. Except and to the extent waived or consented to by the Holder or as otherwise permitted under the terms hereof, the Company will not, by amendment of its Certificate of Incorporation, Certificate of Designations or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.
          6. Adjustment of Exercise Price and Number of Warrant Shares. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment from time to time as follows:
               (i) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Warrant Shares by split-up or otherwise, or combines such capital stock, or issues additional shares of such capital stock as a dividend with respect to any shares of such capital stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Warrant Exercise Price payable per share, but the aggregate Warrant Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.
               (ii) Reclassification, Reorganization and Consolidation. In case of any reclassification, merger, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 6(a) above), then, as a condition of such reclassification, merger, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, merger, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, merger, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Warrant Exercise Price per Warrant Share payable hereunder, provided the aggregate Warrant Exercise Price shall remain the same.
               (iii) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares, or property, purchasable upon exercise of the Warrant, or in the Warrant Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.
          7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Warrant Exercise Price then in effect.
          8. No Stockholder Rights or Liabilities. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and except as otherwise provided in this Warrant or the Subscription Agreement, such Holder (in such capacity) shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder as a stockholder of the Company.
          9. Transfer of Warrant. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained in the Subscription Agreement, Stockholders’ Agreement, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. Within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.
          10. Governing Law. This Warrant shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without application of conflict of laws principles.
          11. Successors and Assigns. The terms and provisions of this Warrant and the Subscription Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

          12. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
          13. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Warrant, the resolution of any controversy or claim arising out of or relating to this Warrant and the provision of notice shall be conducted pursuant to the terms of the Subscription Agreement.
          14. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
[Remainder of Page Left Intentionally Blank.]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its authorized officer and dated as of the date stated above.

BIOTROVE, INC.
By
Name:
Title:

NOTICE OF EXERCISE
BioTrove, Inc.
Attention: Corporate Secretary
          The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:
Warrant Shares pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Warrant Exercise Price of such Warrant Shares in full, together with all applicable transfer taxes, if any.

Cashless Exercise the attached Warrant with respect to Warrant Shares.
          The undersigned hereby represents and warrants that Representations and Warranties in Section 6 of the Subscription Agreement are true and correct as of the date hereof.

HOLDER:
Date: ___________________	By:

Address:

Name in which shares should be registered:

ASSIGNMENT FORM
(To assign the foregoing Warrant,
execute this form and supply
required information. Do not use
this form to purchase shares.)
     For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to
Name:
(Please Print)
Address:
(Please Print)
Dated:
Holder’s
Signature:
Holder’s
Address:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

Schedule of Outstanding Warrant Holders

Name of Holder	Shares
Biotechonomy Ventures, LLC	3,063
Boscolo Intervest Limited	133,752
Caleb Winder	340
CB Healthcare Fund II, L.P.	54,573
CB-AH Parallel Fund II, L.P.	8,846
CHTP/BTRV Associates, LLC	154,049
Colin Brenan	1,217
D. Gideon Searle	22,334
Echelon Ventures, L.P.	7,314
Echelon Ventures Special Limited Partners I, L.P.	5,083
Fletcher Spaght Ventures, L.P.	27,981
Fletcher Spaght Venture Partners, L.P.	195
Vox Equity Partners, L.P.	9,910
Lewis Wharf Partners	4,429